Exhibit 5.1

DLA Piper LLP (US) 500 Eighth Street, NW Washington, DC 20004 www.dlapiper.com

August 10, 2023

FaZe Holdings Inc. 720 N. Cahuenga Blvd. Los Angeles, CA 90038

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to FaZe Holdings Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the resale of up to 15,018,250 shares (the “Shares”) of common stock of the Company, $0.0001 par value per share (the “Common Stock”) to be sold by YA SN II, LTD. (the “Selling Stockholder”), which shares include (i) up to 14,530,255 Shares (the “SEPA Shares”) that the Company may, at its discretion, elect to issue and sell to the Selling Stockholder, from time to time after the date of the prospectus that forms a part of the Registration Statement, pursuant to the Standby Equity Purchase Agreement, dated May 10, 2023, entered into between the Company and the Selling Stockholder (the “SEPA”) and (ii) 487,995 Shares (the “Commitment Shares”) issued to the Selling Stockholder as consideration for its irrevocable commitment to purchase Shares at the Company’s direction, from time to time after the date of the prospectus that forms a part of the Registration Statement, upon the terms and subject to the conditions set forth in the SEPA.

This opinion letter is being delivered in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below, including (i) the Registration Statement and exhibits thereto, (ii) the Company’s second amended and restated certificate of incorporation, (iii) the Company’s amended and restated bylaws, (iv) the SEPA and (v) the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares by the Company. With respect to such examination, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to the opinions set forth below, we have, to the extent deemed appropriate, relied upon representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (iv) above has been (or will be) entered into, adopted or filed as appropriate.

August 10, 2023

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Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that: (i) the Commitment Shares are validly issued, fully paid and nonassessable and (ii) the SEPA Shares, when issued in accordance with the terms of the SEPA, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the federal laws of the United States and the applicable provisions of the General Corporations Law of the State of Delaware, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, and all applicable judicial and regulatory determinations in connections therewith. Our opinions are based on the laws in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement these opinions after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other United States federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)